UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AEye, Inc.

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On May 5, 2025, AEye, Inc. (the “Company”) shared the following materials attached as Exhibit 1, Exhibit 2 and Exhibit 3 with the Company’s stockholders, which contain information pertaining to the Company’s upcoming annual stockholder meeting.

EXHIBIT 1

A Bright Future for AEye May 2025

Disclaimer

Forward-Looking Statements

This presentation of AEye, Inc. ("AEye" or the "Company") includes statements that are not historical facts, but rather are forward-looking statements within the meaning of the federal securities laws, including safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as "believe," "continue," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "predict," "plan," "may," "should," "will," "would," "potential," "seem," "seek," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, the size and scope of the market opportunity, projected financial information, projections regarding the accessibility to the various market opportunities, statements regarding relationships with customers and suppliers and the implications of those relationships, and the scalability of the business model. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These statements are based on various assumptions, whether or not identified in this presentation. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ because of the underlying assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this presentation, including, but not limited to: the size of the market opportunity available to AEye; the ability of AEye to participate and gain market share, regardless of the size or timing of the market opportunity; the market acceptance of the differentiated technology offered by AEye; the ability of customers and strategic partners to effectively implement the technology offered by AEye; the ability of the management team to successfully bring AEye's technology to market; risks that lidar adoption is slower than anticipated or fails to occur at all; the risks that AEye is unable to establish or maintain a relationship with one or more automotive Tier 1 suppliers; the risk that any or all of AEye's other current or future strategic partners does not yield the expected results or in the time frame anticipated, or that such relationships terminate sooner than expected; the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; AEye's limited operating history; AEye's ability to successfully leverage existing value chains and realize the benefits of AEye's capital-light business model; AEye's ability to achieve the benefits expected from its relationships with certain customers and partnerships or that global automotive-grade production at scale can be achieved in the time frame anticipated, or at all; the risks that competitors will displace AEye at various customers, potential or actual; the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; risks of employee retention, especially in the current challenging macroeconomic environment and industry headwinds; the volatility in the price of AEye's securities; the timing of when AEye's customers may adopt AEye's technology into their products on a commercial basis, which could be delayed for issues related to or unrelated to AEye's technology, including regulatory, safety, or reliability issues; changes in competitive and regulated industries in which AEye operates; variations in operating performance across competitors; changes in laws and regulations affecting AEye's business; the risks of the ability to implement business plans, forecasts, and other expectations; the ability to identify and realize additional opportunities; undetected or unknown errors, defects, or reliability issues in AEye's technology, which could negatively impact the market acceptance of AEye's technology; the potential inability of AEye to scale its manufacturing capacity or to achieve efficiencies regarding its manufacturing processes or other costs; customer cancellations of their contracts with AEye; the inability to successfully retain or recruit officers, key employees, or directors; the enforceability of AEye's intellectual property rights, including its patents and the potential infringement of the intellectual property rights of others; the risks of macroeconomic downturns and/or industry downturns; the risks of a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates; unanticipated changes in the prices of key materials; the risks of shortages, long lead times, or other disruptions in the supply of key components; the risks that suppliers may discontinue or modify components used in AEye's products; and the risks of defects in production processes at our facilities or the facilities of our contract manufacturers. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors, and the other risks and uncertainties described in the "Risk Factors" section of the most recent periodic report that AEye has filed with the U.S. Securities and Exchange Commission (the "SEC"), and other documents filed by AEye or that will be filed by AEye from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. There may be additional risks that AEye presently knows or that AEye currently believes are immaterial that could also cause actual results to differ from those contained in any forward-looking statement.

AEYE. 1

Disclaimer

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

Accordingly, forward-looking statements, including any projections or analyses, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this presentation are based on AEye's current expectations and beliefs concerning future developments and their potential effects on AEye. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of management's assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. AEye does not undertake any obligation to update or revise any forward-looking statements or any information contained in this presentation, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements.

Financial Information

Any financial forecasts, operating forecasts, or projections contained in this presentation represent certain estimates of AEye as of the date thereof. AEye's independent public accountants have not examined, reviewed, or compiled the forecasts or projections and, accordingly, do not express an opinion or other form of assurance with respect thereto. Furthermore, none of AEye or its management team can give any assurance that the forecasts or projections that may be contained herein accurately represents AEye's future operations or financial condition. Such information is subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in any prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of AEye's future performance or that actual results will not differ materially from those presented in these materials. Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results. Therefore, actual results achieved during the periods covered by the projections may vary and could vary materially from the projected results. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved.

Use of Non-GAAP Financial Matters

This presentation may include certain forward-looking non-GAAP financial measures with respect to AEye's expected future performance. These non-GAAP measures are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Not all of the information necessary for a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time. AEye believes that these forward-looking non-GAAP measures of financial results provide useful supplemental information about AEye. AEye's management uses these forward-looking non-GAAP measures to evaluate AEye's projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore AEye's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Industry and Market Data

This presentation has been prepared by AEye and may include market data and other statistical information from third party sources. Although AEye believes these third-party sources are reliable as of their respective dates, AEye, nor any of its affiliates, have independently verified the accuracy or completeness of this information. Some data is also based on AEye's good faith estimates, which are derived from both internal sources and the third-party sources described above. None of AEye, its affiliates, nor its respective directors, officers, employees, stockholders, or agents make any representation or warranty with respect to the accuracy of such information.

Trademarks and Intellectual Property

All trademarks, service marks, and trade names of AEye or their respective affiliates used herein are trademarks, service marks, or registered trade names of AEye, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not intended to, and does not alone imply, a relationship with AEye, or an endorsement or sponsorship by or of AEye. Solely for convenience, the trademarks, service marks, and trade names referred to in this presentation may appear without the ®, TM, or SM symbols, but such references are not intended to indicate, in any way, that AEye, or the applicable rights owner, will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Floor Proposal

In addition to the proposals discussed herein, the Dissident Group has stated that they intend to present an additional proposal, Proposal 6, at the Annual Meeting as a floor proposal. Proposal 6 was not properly or timely submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It will be the Dissident Group's responsibility to properly present Proposal 6 at the Annual Meeting and solicit votes. Since Proposal 6 was not submitted under Rule 14a-8 under the Exchange Act, it was not included nor described in the Company's proxy statement or on WHITE universal proxy card. If Proposal 6 is presented at the Annual Meeting as a floor proposal, the proxy holders will have discretionary voting authority under Rule 14a-4(c) under the Exchange Act with respect to Proposal 6 and intend to exercise such discretion to vote "AGAINST" Proposal 6. If you wish to cast a vote "FOR" Proposal 6, you must use the green universal proxy card and follow the instructions provided therein.

AEYE. | 2

We Urge Our Stockholders to Vote the WHITE Proxy Card Management Recommendation FOR Proposal 1: Reelect Class I directors, Timothy Dunn and Sue Zeifman FOR Proposal 2: Ratify KPMG LLP as our public accountant FOR Proposal 3: Approve an increase in the number of shares of common stock issuable under our 2021 Equity Incentive Plan AGAINST Proposal 4: Declassify the Board (Advisory) AGAINST Proposal 5: Reduce Authorized Shares to 20M (Advisory) 3

Protect AEye & Your Investment We believe that a vote for AEye’s highly qualified, independent director nominees, Timothy Dunn and Sue Zeifman, is in the best interest of the Company and ALL stockholders. • Strategic Turnaround & Strong Execution : Since 2023, our Board and leadership team have revitalized AEye, accelerated development of and launched Apollo, reduced spend by 75%*, raised $24M, and built the largest customer pipeline in AEye history. • Our Qualified Nominees and Leadership Team : Directors Timothy Dunn & Sue Zeifman bring critical, business - relevant expertise that directly supports AEye’s growth. Our Board and CEO Matt Fisch’s expertise is essential to the Company’s future success a nd ability to execute its core strategy. • Continued Alignment with ALL Stockholders : Our management and Board have increased their AEye stock ownership, demonstrating their continued commitment to providing long - term value to, and aligning themselves with, shareholders , while Dissident Group members have divested from AEye . Additionally, the Board is committed to ongoing refreshment to ensure that it has the skills and expertise to meet AEye’s needs in an evolving industry landscape. By contrast, the Dissident Group’s Nominees have no public board experience , no expertise that matches AEye’s critical needs and no credible plan that they have presented for AEye’s future. Members of the Dissident Group have a weak track record , making or approving business decisions that remain dilutive to shareholder value even today. Don’t derail AEye’s progress — vote WHITE proxy card "FOR" Dunn and Zeifman and "AGAINST" dissident proposals *Based on the Company’s cash use or burn in the first quarter of 2023 at $20.1 million as compared to the cash use or burn in th e fourth quarter of 2024 at $4.6 million. 4

Current Leadership has Repositioned AEye for a Bright Future Positioned AEye to take advantage of the huge market opportunity in ADAS, working with industry leaders like Nvidia Created a partnership with a top - tier manufacturing partner to ensure productization is on - time and on - budget Created the largest customer pipeline in the Company’s history Accelerated development of and released Apollo, which is expected to be a game - changing lidar product that will leapfrog the competition in terms of performance and size Reduced spend by 75%* since 2023 through aggressive financial discipline Raised additional capital to extend runway for strategic growth Since 2023, our Board & management have created a path for sustainable long - term value creation for our stockholders The Dissidents’ nominations and proposals have the potential to disrupt our progress towards our strategic goals Recent Milestones Under Current Management’s Strategy *Based on the Company’s cash use or burn in the first quarter of 2023 at $20.1 million as compared to the cash use or burn in th e fourth quarter of 2024 at $4.6 million. 5

• Matt Fisch is Critical to the Success of AEye's Next Phase of Growth Since Mr. Fisch’s appointment in 2023, AEye has: x Accelerated Development of and Released Apollo , which is expected to be a game - changing lidar product that will leapfrog the competition x Created partnerships with top - tier manufacturers x Developed the largest customer pipeline in AEye’s history x Reduced spend by 75% since 2023* x Raised $24 million over the past 14 months, providing critical runway to bring Apollo to market Matt Fisch Chairman and CEO • 30 years of experience delivering breakout products across the automotive and other industries, and building software - driven organizations at multi - billion - dollar global companies • Senior leadership positions at Intel, Gentherm, Verifone, and HARMAN International • At Intel, Matt successfully brought dozens of category - defining products to market Mr. Fisch has re - positioned AEye to take advantage of huge opportunities in the lidar market by prioritizing innovation, enacting capital discipline, and promoting a strategy of long - term stockholder value creation *Based on the Company’s cash use or burn in the first quarter of 2023 at $20.1 million as compared to the cash use or burn in th e fourth quarter of 2024 at $4.6 million. 6

• Our Board Nominees are Highly Qualified to Oversee and Lead AEye Mr. Dunn has a track record of operational excellence from his 15+ years at TPG as an operating partner in the technology space • Former CFO of Hotwire and finance and strategic roles at Gap, Inc. and PepsiCo Inc. • Senior executive and board member with publicly listed and private company experience • As Lead Independent Director and Chair of the Audit Committee, Mr. Dunn plays a critical role in our Board’s independent oversight and AEye’s cost reduction efforts Timothy Dunn Lead Independent Director Sue Zeifman Independent Director • Ms. Zeifman has 30+ years of experience in marketing and communications • Led Apple’s global marketing team and marketing strategic direction • Former SVP and director of Strategic Creative and Production Services at Young & Rubicam • Given her experience, Ms. Zeifman plays a critical role in the marketing & branding of AEye and its latest Apollo product Our nominees are vital to the execution and oversight of AEye’s strategy and path to profitability. We urge our stockholders to vote “FOR” Mr. Dunn & Ms. Zeifman for re - election on the WHITE proxy card 7

Our Board and Management Remain Aligned with ALL Stockholders 24 - Mar - 24 4 - Apr - 25 Dissident Luis Dussan has sold 51.2% of his position since March 2024 Over the same period, our Board and management have demonstrated their continued commitment to providing long - term value to, and aligning themselves with, shareholders. Over the same period: » CEO Matt Fisch’s reported share ownership has increased by almost 700% » Other than Mr. Dussan, no member of our current Board or management team has sold any shares of AEye stock 8

• Commitment to Ongoing Board Refreshment to Meet AEye's Needs Our Board is committed to thoughtful and continuous Board refreshment to meet the evolving needs of AEye • As part of this process, we have appointed 4 new directors since 2022 who bring valuable skills and experience to AEye 2022 2023 2024 2025 • Our Board continues to evolve and is well - positioned to seize the opportunities ahead in the lidar market and unlock significant value from our cutting - edge Apollo product • Supporting AEye’s directors ensures that our Board continues to have the right business - relevant skills to oversee the Company, drive success, and create stockholder value Sue Zeifman (Jan. 2022) x Marketing & branding x Communications Matt Fisch (Feb. 2023) x Technical expertise x Product development Doron Simon (Apr. 2025) x Automotive data & high - tech industries x Sales & go - to - market Jon Husby (Oct. 2023) x Sales and marketing x Technology 9

Making Stockholders Aware of the Facts About the Dissident Group's Claims The Facts About The Dissidents’ Claims The Dissidents Group’s Claims The Dissident Group: » Has presented no credible plan for the future of AEye » Has, in their prior roles as executives and board members of the Company, made or approved business decisions that remain dilutive to shareholder value even today (see slide 11) ❌ The Dissidents have a plan for AEye’s future & a strategy for long - term value creation The Dissident Group nominees: » Have no public company Board experience and do not bring skills, experience, or knowledge of AEye’s industry to our Board (see slide 11) » Have, from our engagement with the Dissident Group, an outdated understanding of AEye’s business » Seek to replace independent and highly - qualified current directors who provide critical expertise for the oversight and execution of AEye’s strategy ❌ The Dissident’s nominees are qualified to oversee AEye The Dissident Group: » Has engaged with our Board and management on multiple occasions » Currently has representation on the Board through Mr. Dussan » Has rejected offers from our Board and management to join a Board advisory position to prove their value ❌ The Board is not open to engagement with all stockholders One member of the Dissident Group previously said members of the Dissident Group may well “ burn down the company ” to achieve their goals. Another proposed in a Board meeting to improve AEye’s stock price by turning it into a “ meme stock ” 10

The Dissident Group Nominees are Not Qualified to Lead AEye Certain members of the Dissident Group, as former executives and board members of AEye, made decisions that lead to current challenges that are being resolved by our current Board & management Weak Track Record of Dissident Group ❌ In the 10+ years Mr. Dussan served in the management at AEye, he failed to bring a product to market. ❌ Mr. Wuller, as CFO of the then - AEye business, signed a ~$20 million office lease with a 7 - year term when AEye had no line of sight to revenue. AEye just entered into a settlement over the lease at significant expense to the Company. The Dissident Group’s nominees do not bring relevant expertise, experience or skills that ensure effective oversight of the future of AEye ❌ No public company board experience ❌ Minimal current knowledge of AEye’s industry ❌ No experience in developing, marketing, or selling a high - tech product 11

Dissident Proposals are Not in the Interests of All Stockholders Management’s Rationale for Opposing the Proposal Management Recommendation • Our current Board structure provides a balanced governance framework for the Company’s current maturity • Our current Board structure provides stability and continuity to execute on our strategy • If implemented, this proposal could pressure our Board into short - term decision - making by increasing vulnerability to the Dissidents’ hostile takeover • Our current Board structure allows us to attract and retain top - tier director talent AGAINST Proposal 4: Declassify the Board (Advisory) • If implemented, this proposal could handcuff our Board’s ability to make decisions in the best interests of the Company and all stockholders • If implemented, this proposal could impede the Company from raising necessary capital, ultimately risking bankruptcy and the loss of your investment • We believe the Dissidents have not considered the business, financial, and legal risks this proposal poses to AEye, our strategy, and stockholders’ investments AGAINST Proposal 5: Reduce Authorized Shares to 20M (Advisory) 12

We Urge Our Stockholders to Vote the WHITE Proxy Card Management Recommendation FOR Proposal 1: Reelect Class I directors, Timothy Dunn and Sue Zeifman FOR Proposal 2: Ratify KPMG LLP as our public accountant FOR Proposal 3: Approve an increase in the number of shares of common stock issuable under our 2021 Equity Incentive Plan AGAINST Proposal 4: Declassify the Board (Advisory) AGAINST Proposal 5: Reduce Authorized Shares to 20M (Advisory) 13

YOUR VOTE IS IMPORTANT! Your vote is important, and we ask that you please vote “FOR” the election of our two Board nominees, Timothy J. Dunn and Sue E. Zeifman, “FOR” Proposals 2 and 3, and “AGAINST” all the stockholder proposals submitted by the Dissident Group using the WHITE universal proxy card. You can vote your shares electronically via the Internet, by telephone, or by completing and returning the WHITE universal proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your WHITE universal proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement. If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies: Sodali & Co. 430 Park Avenue, 14th Floor New York, NY 10022 Stockholders Call Toll Free: (800) 662 - 5200 E - mail: LIDR@investor.morrowsodali.com Please do not use any green universal proxy cards from the Dissident Group. If you have already voted using the green universal proxy card, you have every right to change your vote by using the WHITE universal proxy card. Only the latest proxy you submit will be counted. 14

Thank you

EXHIBIT 2

x We are at a pivotal moment in our growth trajectory because of disciplined execution under our current Board and management team x We have never been more optimistic about AEye’s bright future x Our highly - qualified and proven Board nominees are integral to AEye’s success × The Dissident Group is led by former employees with a weak track record and whose nominations and proposals have the potential to disrupt our progress towards our strategic goals × The Dissident Group’s nominees lack relevant expertise, experience, and skills and have offered no credible plan for AEye’s future Annual Meeting of Stockholders – May 15, 2025 Your vote is critically important. To protect your investment, we strongly recommend that you vote the WHITE proxy card today “FOR” both of AEye’s qualified and experienced director nominees: Timothy J. Dunn and Sue E. Zeifman . You can vote your shares electronically via the Internet, by telephone, or by completing and returning the WHITE universal proxy card or voting instruction card if you requested paper proxy materials.

EXHIBIT 3

Your vote is important, and we ask that you please vote “FOR” the election of our two Board nominees, Timothy J. Dunn and Sue E. Zeifman, “FOR” Proposals 2 and 3, and “AGAINST” all the stockholder proposals submitted by the Dissident Group using the WHITE universal proxy card. You can vote your shares electronically via the Internet, by telephone, or by completing and returning the WHITE universal proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your WHITE universal proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy stateme nt. If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies: Sodali & Co. 430 Park Avenue, 14th Floor New York, NY 10022 Stockholders Call Toll Free: (800) 662 - 5200 E - mail: LIDR@investor.morrowsodali.com Please do not use any green universal proxy cards from the Dissident Group. If you have already voted using the green univers al proxy card, you have every right to change your vote by using the WHITE universal proxy card. Only the latest proxy you submit will be counted. KEY POINTS TO CONSIDER WHEN VOTING • We are at a pivotal moment in our growth trajectory because of disciplined execution under our current Board and management team. • Our Board and management team have positioned AEye for a bright future with the launch of Apollo. We are capitalizing on our competitive edge to meet the significant opportunities in the lidar market. • Our leadership has addressed underlying business weaknesses inherited from the period of the Dissident Group’s involvement in management, and their nominations and proposals have the potential to disrupt our progress towards our strategic goals. • The Dissident Group is led by former employees who have not demonstrated that their interests are aligned with our stockholders’ interests as a whole. • Our highly - qualified and proven Board nominees are integral to AEye’s success, while the Dissident Group’s candidates lack relevant expertise, experience, and skills and have offered no credible plan for AEye’s future. Annual Meeting of Stockholders May 15, 2025 Your vote is critically important . To protect your investment, we strongly recommend that you vote the WHITE proxy card today “FOR” both of AEye’s qualified and experienced director nominees: Timothy J. Dunn and Sue E. Zeifman.